Two Harbors Investment Corp. Reports Third Quarter 2017 Financial Results
Generated Quarterly Return on Book Value of 4.6%(1)
Delivered 2017 Total Stockholder Return of 25%(2)

NEW YORK, November 7, 2017 - Two Harbors Investment Corp. (NYSE: TWO), a leading hybrid mortgage real estate investment trust (REIT) that invests in residential mortgage-backed securities (RMBS), mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended September 30, 2017.

On November 1, 2017, the company completed its previously announced one-for-two reverse stock split of its outstanding shares of common stock. In accordance with generally accepted accounting principles, all common share and per common share amounts presented herein have been adjusted on a retroactive basis to reflect the reverse stock split.

Summary

•	Reported book value of $20.12 per common share, representing a 4.6%(1) total quarterly return on book value after accounting for a dividend of $0.52 per common share.

•	Delivered Comprehensive Income of $161.6 million, a return on average common equity of 18.5%, or $0.93 per weighted average basic common share.

•	Reported Core Earnings of $89.2 million, or $0.51 per weighted average basic common share.(3)

•	Issued 11,500,000 shares of 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock for proceeds, net of offering costs, of $278.1 million.

•
Subsequent to quarter end, on November 1, 2017, distributed approximately 33.1 million shares of common stock of Granite Point Mortgage Trust Inc. (“Granite Point”) (NYSE: GPMT) to Two Harbors’ common stockholders and concurrently effected a one-for-two reverse stock split.

“Our strong performance this quarter again demonstrates the benefit of our hybrid model and the execution on our previously articulated plan for 2017,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer.  “Over the past year, our plan has manifested itself through Core Earnings growth, book value stability and three dividend increases.  Our stock price has reacted favorably to this, and we are pleased to have delivered a total stockholder return of 25% through September 30, 2017. Going forward, we believe there is a tremendous amount of opportunity for our company to continue to drive stockholder returns.”

(1)
Return on book value for the quarter ended September 30, 2017 is defined as the increase in book value per common share from June 30, 2017 to September 30, 2017 of $0.38, plus the dividend declared of $0.52 per common share, divided by June 30, 2017 book value of $19.74 per common share.

(2)
Two Harbors’ total stockholder return is calculated for the period December 31, 2016 through September 30, 2017. Total stockholder return is defined as stock price appreciation including dividends. Source: Bloomberg.

(3)	Core Earnings is a non-GAAP measure. Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2017:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
Earnings	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive Income	$161,601	$0.93	18.5%	$393,307	$2.26	15.1%
GAAP Net Income	$93,176	$0.53	10.7%	$169,494	$0.97	6.5%
Core Earnings(1)	$89,178	$0.51	10.2%	$281,664	$1.61	10.8%

Operating Metrics
Dividend per common share	$0.52
Dividend per Series A preferred share	$0.50781
Dividend per Series B preferred share	$0.51892
Book value per common share at period end	$20.12
Other operating expenses as a percentage of average equity	1.7%
________________

(1)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Comprehensive Income of $161.6 million, or $0.93 per weighted average basic common share, for the quarter ended September 30, 2017, as compared to Comprehensive Income of $85.9 million, or $0.49 per weighted average basic common share, for the quarter ended June 30, 2017. The company records unrealized fair value gains and losses on the majority of RMBS, classified as available-for-sale, in Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average common equity of 18.5% and 9.9% for the quarters ended September 30, 2017 and June 30, 2017, respectively.

The company reported GAAP Net Income of $93.2 million, or $0.53 per weighted average basic common share, for the quarter ended September 30, 2017, as compared to GAAP Net Income of $4.3 million, or $0.02 per weighted average basic common share, for the quarter ended June 30, 2017. On a GAAP Net Income basis, the company recognized an annualized return on average common equity of 10.7% and 0.5% for the quarters ended September 30, 2017 and June 30, 2017, respectively.

For the third quarter of 2017, the company recognized non-Core Earnings of:

•	net realized losses on RMBS and mortgage loans held-for-sale of $2.2 million, net of tax;

•	net unrealized gains on certain RMBS and mortgage loans held-for-sale of $9.8 million, net of tax;

•	net gains of $14.6 million, net of tax, related to swap and swaption terminations and expirations;

•	net unrealized losses of $11.3 million, net of tax, associated with interest rate swaps and swaptions economically hedging interest rate exposure (or duration);

•	net realized and unrealized losses on other derivative instruments of $14.6 million, net of tax;

•	net realized and unrealized gains on consolidated financing securitizations of $6.8 million, net of tax;

•	net realized and unrealized gains on MSR of $5.9 million(1), net of tax;

•	servicing reserve release of $0.3 million, net of tax; and

•	non-cash equity compensation expense of $3.9 million, net of tax.

In the third quarter of 2017, the company excluded from Core Earnings its controlling interest in Granite Point’s Core Earnings of  $9.3 million, net of tax and included in Core Earnings its $10.7 million share of Granite Point’s third quarter declared dividend, net of tax. The company believes this presentation of Core Earnings is the most accurate reflection of its incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

The company reported Core Earnings for the quarter ended September 30, 2017 of $89.2 million, or $0.51 per weighted average basic common share outstanding, as compared to Core Earnings for the quarter ended June 30, 2017 of $97.5 million, or $0.56 per weighted average basic common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average common equity of 10.2% and 11.2% for the quarters ended September 30, 2017 and June 30, 2017, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.52 per common share for the quarter ended September 30, 2017. The annualized dividend yield on the company’s common stock for the quarter, based on the adjusted September 30, 2017 closing price of $20.16, was 10.3%.

Two Harbors declared quarterly dividends of $0.50781 per share on its 8.125% Series A fixed-to-floating rate cumulative redeemable preferred stock and $0.51892 per share on its 7.625% Series B fixed-to-floating rate cumulative redeemable preferred stock. The dividends were paid on October 27, 2017 to Series A and B preferred stockholders of record at the close of business on October 12, 2017.

The company’s book value per common share, after taking into account the third quarter 2017 common and preferred stock dividends, was $20.12 as of September 30, 2017, compared to $19.74 as of June 30, 2017, which represented a total return on book value for the quarter of 4.6%.(2)

Other operating expenses for the quarter ended September 30, 2017 were approximately $16.5 million. Our annualized expense ratio was 1.7% of average equity, compared to expenses of approximately $17.2 million(3), or 1.9% of average equity, for the quarter ended June 30, 2017.

(1)	Excludes estimated amortization of $34.9 million, net of tax, included in Core Earnings.

(2)
Return on book value for the quarter ended September 30, 2017 is defined as the increase in book value per common share from June 30, 2017 to September 30, 2017 of $0.38, plus the dividend declared of $0.52 per common share, divided by June 30, 2017 book value of $19.74 per common share.

(3)	Excludes $2.2 million of transaction expenses related to the initial public offering of Granite Point common stock.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR and net economic interests in consolidated securitization trusts. Due to the company’s controlling ownership interest in Granite Point, the company consolidates Granite Point on its financial statements and reflects noncontrolling interest for the portion of equity and comprehensive income not attributable to the company. During the consolidation period, the company’s financial condition and results of operations will reflect Granite Point’s commercial real estate strategy. As of September 30, 2017, the total value of the company’s portfolio, including Granite Point, was $23.7 billion.

The company’s portfolio includes rates and credit strategies, and the consolidated results of Granite Point. The rates strategy consisted of $18.6 billion of Agency RMBS, Agency Derivatives and MSR as well as their associated notional hedges as of September 30, 2017. The credit strategy consisted of $2.9 billion of non-Agency securities, net economic interests in consolidated securitization trusts, as well as their associated notional hedges as of September 30, 2017. Granite Point’s portfolio consisted of senior and mezzanine commercial real estate assets with an aggregate carrying value of $2.2 billion as of September 30, 2017.

For the quarter ended September 30, 2017, the annualized yield on the company’s average aggregate portfolio was 3.90% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.83%. This resulted in a net interest rate spread of 2.07%.

RMBS and Agency Derivatives
For the quarter ended September 30, 2017, the annualized yield on average RMBS and Agency Derivatives was 3.6%, consisting of an annualized yield of 3.0% in Agency RMBS and Agency Derivatives and 8.1% in non-Agency securities.

The company experienced a three-month average constant prepayment rate (CPR) of 8.0% for Agency RMBS and Agency Derivatives held as of both September 30, 2017 and June 30, 2017. The weighted average cost basis of the principal and interest Agency portfolio was 106.6% of par as of both September 30, 2017 and June 30, 2017. The net premium amortization was $45.1 million and $36.9 million for the quarters ended September 30, 2017 and June 30, 2017, respectively.

The company experienced a three-month average CPR of 6.4% for legacy non-Agency securities held as of September 30, 2017, as compared to 6.2% for those securities held as of June 30, 2017. The weighted average cost basis of the legacy non-Agency securities was 60.0% of par as of September 30, 2017, compared to 60.5% of par as of June 30, 2017. The discount accretion was $22.9 million for the quarter ended September 30, 2017, compared to $22.1 million for the quarter ended June 30, 2017. The total net discount remaining was $1.3 billion as of September 30, 2017, compared to $1.2 billion as of June 30, 2017, with $0.5 billion designated as credit reserve as of September 30, 2017.

As of September 30, 2017, fixed-rate investments composed 88.0% and adjustable-rate investments composed 12.0% of the company’s RMBS and Agency Derivatives portfolio.

As of September 30, 2017, the company had residential mortgage loans held-for-investment with a carrying value of $3.0 billion and the company’s collateralized borrowings had a carrying value of $2.8 billion, resulting in net economic interests in consolidated securitization trusts of $245.8 million.

Mortgage Servicing Rights
As of September 30, 2017, the company held MSR on mortgage loans with UPB totaling $88.8 billion.(1) The MSR had a fair market value of $930.6 million, as of September 30, 2017, and the company recognized fair value losses of $29.2 million during the quarter ended September 30, 2017.

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle substantially all servicing functions for the loans underlying the company’s MSR. The company recognized $57.4 million of servicing income and $8.6 million(1) of servicing expenses and $0.5 million in servicing reserve release during the quarter ended September 30, 2017.

Granite Point Mortgage Trust
On June 28, 2017, the company completed the contribution of its equity interests in TH Commercial Holdings LLC to Granite Point simultaneously with the closing of Granite Point’s IPO. In exchange for the contribution, Granite Point issued to the company approximately 33.1 million shares of common stock of Granite Point.  On November 1, 2017, the company completed the distribution of these Granite Point shares to its common stockholders.

In the third quarter, Granite Point remained a majority-owned subsidiary of the company, and therefore financial information for Granite Point and its subsidiaries is included in the company’s consolidated financial statements. As of September 30, 2017, Granite Point held senior, mezzanine and B-note commercial real estate assets with an aggregate carrying value of $2.2 billion. For the quarters ended September 30, 2017 and June 30, 2017, the annualized yield on Granite Point’s portfolio of commercial real estate assets was 6.4% and 6.2%, respectively. In the fourth quarter of 2017, financial information for Granite Point will be included in our GAAP financial results only for the month of October.

Other Investments and Risk Management Derivatives
The company held $1.4 billion notional of net short TBAs as of September 30, 2017, which are accounted for as derivative instruments in accordance with GAAP.

As of September 30, 2017, the company was a party to interest rate swaps and swaptions with a notional amount of $22.8 billion. Of this amount, $20.0 billion notional in swaps were utilized to economically hedge interest rate exposure (or duration), and $2.8 billion net notional in swaptions were utilized as macroeconomic hedges.

The following tables summarize the company’s investment portfolio as of September 30, 2017 and June 30, 2017:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2017		As of June 30, 2017
	(unaudited)		(unaudited)
Rates Strategy
Agency
Fixed Rate	$17,529,411	74.0%	$14,144,533	72.6%
Hybrid ARMs	24,960	0.1%	26,735	0.1%
Total Agency	17,554,371	74.1%	14,171,268	72.7%
Agency Derivatives	101,284	0.4%	108,331	0.6%
Mortgage servicing rights	930,613	3.9%	898,025	4.6%
Residential mortgage loans held-for-sale	21,709	0.1%	22,433	0.1%
Credit Strategy
Non-Agency
Senior	1,693,960	7.2%	1,418,375	7.3%
Mezzanine	945,447	4.0%	832,172	4.3%
Other	5,316	—%	5,895	—%
Total Non-Agency	2,644,723	11.2%	2,256,442	11.6%
Net Economic Interest in Securitization(2)	245,778	1.0%	240,109	1.2%
Residential mortgage loans held-for-sale	9,488	0.1%	9,513	0.1%
Commercial real estate assets	2,171,344	9.2%	1,782,749	9.1%
Aggregate Portfolio	$23,679,310		$19,488,870
________________

(1)	Excludes residential mortgage loans held-for-investment in securitization trusts for which the company is the named servicing administrator.

(2)	Net economic interest in securitization consists of residential mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.

Portfolio Metrics		Three Months Ended September 30, 2017		Three Months Ended June 30, 2017
		(unaudited)		(unaudited)
Annualized portfolio yield during the quarter		3.90%		3.96%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.1%		3.2%
Credit Strategy
Non-Agency securities, Legacy(1)		8.4%		8.5%
Non-Agency securities, New issue(1)		6.6%		7.2%
Net economic interest in securitizations		11.0%		11.0%
Residential mortgage loans held-for-sale		5.1%		5.1%
Commercial Strategy		6.4%		6.2%

Annualized cost of funds on average borrowing balance during the quarter(2)		1.83%		1.60%
Annualized interest rate spread for aggregate portfolio during the quarter		2.07%		2.36%
Debt-to-equity ratio at period-end(3)	5.0	:1.0	4.5	:1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives		As of September 30, 2017		As of June 30, 2017
		(unaudited)		(unaudited)
Weighted average cost basis of principal and interest securities
Agency(4)		$106.62		$106.56
Non-Agency(5)		$59.96		$60.52
Weighted average three month CPR
Agency		8.0%		8.0%
Non-Agency		6.4%		6.2%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		88.0%		87.4%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		12.0%		12.6%
________________

(1)	Legacy non-Agency securities includes non-Agency bonds issued up to and including 2009. New issue non-Agency securities includes bonds issued after 2009.

(2)	Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.

(3)	Defined as total borrowings to fund RMBS, commercial real estate assets, MSR and Agency Derivatives, divided by total equity.

(4)	Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes.

(5)
Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total legacy non-Agency securities excluding the company's non-Agency interest-only portfolio would be $57.40 at September 30, 2017 and $58.04 at June 30, 2017.

“We are very excited about the opportunities we see emerging for our business,” stated Bill Roth, Two Harbors’ Chief Investment Officer.  “With the Fed reducing their reinvestments in Agency RMBS and mortgage spreads likely to widen, owning MSR is a significant benefit to our portfolio. Yet, at wider spreads, we believe there could be a tremendous investment opportunity to add Agencies.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes to fund RMBS, Agency Derivatives, commercial real estate assets and MSR divided by total equity, of 5.0:1.0 and 4.5:1.0 as of September 30, 2017 and June 30, 2017, respectively. The company’s September 30, 2017 and June 30, 2017 debt-to-equity ratio includes the consolidation of Granite Point’s assets and liabilities. Excluding the consolidation of Granite Point, the company’s debt-to-equity ratio would have been 5.8:1.0 and 5.5:1.0, respectively.

As of September 30, 2017, the company had outstanding $18.3 billion of repurchase agreements funding RMBS, Agency Derivatives and commercial real estate assets with 25 different counterparties. Excluding the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 1.76% as of September 30, 2017.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of September 30, 2017, TH Insurance had $2.0 billion in outstanding secured advances, with a weighted average borrowing rate of 1.56%.

As of September 30, 2017, the company had outstanding $40.0 million of short-term borrowings secured by MSR collateral under revolving credit facilities with a weighted average borrowing rate of 4.98% and remaining maturities of 208 days.

As of September 30, 2017, the company’s aggregate repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes funding RMBS, Agency Derivatives, commercial real estate assets and MSR had a weighted average of 1.5 years to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements, FHLB advances, revolving credit facilities and convertible senior notes outstanding as of September 30, 2017 and June 30, 2017, and the related cost of funds for the three months ended September 30, 2017 and June 30, 2017:

	As of September 30, 2017	As of June 30, 2017
(in thousands)	(unaudited)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$16,936,660	$13,666,237
Mortgage servicing rights	40,000	40,000
Non-Agency securities	1,709,447	1,509,646
Net economic interests in consolidated securitization trusts(1)	155,800	155,501
Commercial real estate assets	1,494,247	1,224,259
Other(2)	282,543	282,290
	$20,618,697	$16,877,933

Cost of Funds Metrics	Three Months Ended September 30, 2017	Three Months Ended June 30, 2017
	(unaudited)	(unaudited)
Annualized cost of funds on average borrowings during the quarter:	1.8%	1.5%
Agency RMBS and Agency Derivatives	1.4%	1.2%
Mortgage servicing rights(3)	5.8%	6.3%
Non-Agency securities	3.0%	2.9%
Net economic interests in consolidated securitization trusts(1)	2.8%	2.6%
Commercial real estate assets(3)	4.0%	2.6%
Other(2)(3)	6.7%	6.4%
________________

(1)	Includes the retained interests from on-balance sheet securitizations, which are eliminated in consolidation in accordance with GAAP.

(2)	Includes unsecured convertible senior notes.

(3)	Includes amortization of debt issuance costs.

Conference Call
Two Harbors Investment Corp. will host a conference call on November 8, 2017 at 9:00 a.m. EST to discuss third quarter 2017 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), conference code 93575357, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 8, 2017, through 12:00 a.m. EST on August 15, 2017. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), conference code 93575357. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2016, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the concentration of credit risks we are exposed to; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and successfully operate our seller-servicer subsidiary and oversee our subservicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; our distribution of Granite Point shares to the holders of our common stock; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per basic common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation table on page 13 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
Margaret Field, Investor Relations, Two Harbors Investment Corp., (212) 364-3663 or
margaret.field@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	September 30, 2017	December 31, 2016
	(unaudited)
ASSETS
Available-for-sale securities, at fair value	$20,199,094	$13,128,857
Commercial real estate assets	2,171,344	1,412,543
Mortgage servicing rights, at fair value	930,613	693,815
Residential mortgage loans held-for-investment in securitization trusts, at fair value	3,031,191	3,271,317
Residential mortgage loans held-for-sale, at fair value	31,197	40,146
Cash and cash equivalents	539,367	406,883
Restricted cash	343,813	408,312
Accrued interest receivable	85,445	62,751
Due from counterparties	26,445	60,380
Derivative assets, at fair value	238,305	324,182
Other assets	206,960	302,870
Total Assets	$27,803,774	$20,112,056
LIABILITIES AND EQUITY
Liabilities
Repurchase agreements	$18,297,392	$9,316,351
Collateralized borrowings in securitization trusts, at fair value	2,785,413	3,037,196
Federal Home Loan Bank advances	1,998,762	4,000,000
Revolving credit facilities	40,000	70,000
Convertible senior notes	282,543	—
Derivative liabilities, at fair value	11,312	12,501
Due to counterparties	45,297	111,884
Dividends payable	102,799	83,437
Other liabilities	108,875	79,576
Total Liabilities	23,672,393	16,710,945
Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized:
8.125% Series A cumulative redeemable: 5,750,000 and 0 shares issued and outstanding, respectively ($143,750 liquidation preference)	138,872	—
7.625% Series B cumulative redeemable: 11,500,000 and 0 shares issued and outstanding, respectively ($287,500 liquidation preference)	278,094	—
Common stock, par value $0.01 per share; 450,000,000 shares authorized and 174,489,356 and 173,826,163 shares issued and outstanding, respectively	3,490	3,477
Additional paid-in capital	3,658,835	3,659,973
Accumulated other comprehensive income	423,042	199,227
Cumulative earnings	2,220,700	2,038,033
Cumulative distributions to stockholders	(2,781,469)	(2,499,599)
Total Stockholders’ Equity	3,941,564	3,401,111
Noncontrolling interest	189,817	—
Total Equity	4,131,381	3,401,111
Total Liabilities and Equity	$27,803,774	$20,112,056

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$164,169	$111,393	$449,908	$292,333
Commercial real estate assets	30,595	15,907	80,005	40,279
Residential mortgage loans held-for-investment in securitization trusts	29,865	33,495	92,319	100,765
Residential mortgage loans held-for-sale	479	7,627	1,380	19,789
Cash and cash equivalents	1,408	440	3,087	1,235
Total interest income	226,516	168,862	626,699	454,401
Interest expense:
Repurchase agreements	71,754	27,056	158,065	65,782
Collateralized borrowings in securitization trusts	23,970	26,422	74,199	70,965
Federal Home Loan Bank advances	10,317	6,744	30,554	18,804
Revolving credit facilities	701	128	1,727	128
Convertible senior notes	4,745	—	13,157	—
Total interest expense	111,487	60,350	277,702	155,679
Net interest income	115,029	108,512	348,997	298,722
Other-than-temporary impairment losses	—	(1,015)	(429)	(1,822)
Other income (loss):
Gain (loss) on investment securities	5,618	28,290	(15,485)	66,095
(Loss) gain on interest rate swap and swaption agreements	(207)	5,584	(66,990)	(132,608)
Loss on other derivative instruments	(18,924)	(12,028)	(66,328)	(44,064)
Servicing income	57,387	38,708	148,468	108,657
Loss on servicing asset	(29,245)	(33,451)	(90,440)	(211,426)
Gain (loss) on residential mortgage loans held-for-sale	355	(889)	2,149	17,648
Other income (loss)	8,076	5,757	18,904	(977)
Total other income (loss)	23,060	31,971	(69,722)	(196,675)
Expenses:
Management fees	13,276	11,387	36,518	35,268
Servicing expenses	8,893	9,073	26,116	24,510
Securitization deal costs	—	2,080	—	6,241
Other operating expenses	16,526	14,780	51,934	47,280
Restructuring charges	—	1,189	—	1,189
Total expenses	38,695	38,509	114,568	114,488
Income (loss) before income taxes	99,394	100,959	164,278	(14,263)
Benefit from income taxes	(5,344)	(16,827)	(21,103)	(26,138)
Net income	104,738	117,786	185,381	11,875
Net income attributable to noncontrolling interest	2,674	—	2,714	—
Net income attributable to Two Harbors Investment Corp.	102,064	117,786	182,667	11,875
Dividends on preferred stock	8,888	—	13,173	—
Net income attributable to common stockholders	$93,176	$117,786	$169,494	$11,875

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME, continued
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)
Basic earnings per weighted average common share	$0.53	$0.68	$0.97	$0.07
Diluted earnings per weighted average common share	$0.52	$0.68	$0.97	$0.07
Dividends declared per common share	$0.52	$0.46	$1.54	$1.38
Weighted average number of shares of common stock:
Basic	174,488,296	173,813,613	174,415,232	174,109,117
Diluted	188,907,356	173,813,613	174,415,232	174,109,117
Comprehensive income:
Net income	$104,738	$117,786	$185,381	$11,875
Other comprehensive income, net of tax:
Unrealized gain on available-for-sale securities	68,433	18,746	223,823	179,382
Other comprehensive income	68,433	18,746	223,823	179,382
Comprehensive income	173,171	136,532	409,204	191,257
Comprehensive income attributable to noncontrolling interest	2,682	—	2,724	—
Comprehensive income attributable to Two Harbors Investment Corp.	170,489	136,532	406,480	191,257
Dividends on preferred stock	8,888	—	13,173	—
Comprehensive income attributable to common stockholders	$161,601	$136,532	$393,307	$191,257

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30,			Nine Months Ended September 30,
	2017		2016	2017	2016
	(unaudited)
Reconciliation of Comprehensive income to Core Earnings:

Comprehensive income attributable to common stockholders	$161,601		$136,532	$393,307	$191,257

Adjustment for other comprehensive income attributable to common stockholders:
Unrealized gain on available-for-sale securities attributable to common stockholders	(68,425)		(18,746)	(223,813)	(179,382)
Net income attributable to common stockholders	$93,176		$117,786	$169,494	$11,875

Adjustments for non-Core Earnings:
Loss (gain) on sale of securities and residential mortgage loans held-for-sale, net of tax	2,168		(35,628)	6,928	(64,709)
Unrealized (gain) loss on securities and residential mortgage loans held-for-sale, net of tax	(9,752)		6,720	(5,865)	(8,409)
Other-than-temporary impairment loss, net of tax	—		1,015	429	1,822
Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax	(14,563)		75,747	(35,206)	111,759
Unrealized loss (gain) on interest rate swaps and swaptions economically hedging interest rate exposure (or duration), net of tax	11,340		(90,285)	92,103	15,806
Losses on other derivative instruments, net of tax	14,578		11,147	52,156	35,423
Realized and unrealized (gain) loss on financing securitizations, net of tax	(6,835)		(4,268)	(14,857)	5,214
Realized and unrealized (gains) losses on mortgage servicing rights, net of tax	(5,864)		(2,938)	(767)	115,244
Securitization deal costs, net of tax	—		1,352	—	4,057
Change in servicing reserves, net of tax	(315)		692	(2,166)	1,264
Restructuring charges	—		1,189	—	1,189
Non-cash equity compensation expense(1)	3,917		2,996	11,554	10,176
Tax valuation allowance	(57)		—	4,283	—
Transaction expenses associated with the IPO of Granite Point	—		—	2,193	—
Adjustments for Granite Point income to dividends on Granite Point shares
Controlling interest in Granite Point Core Earnings for the three months ended September 30, 2017	(9,273)		—	(9,273)	—
TWO's share of Granite Point dividends declared during the three months ended September 30, 2017	10,658		—	10,658	—
Core Earnings attributable to common stockholders(2)(3)	$89,178	(3)	$85,525	$281,664	$240,711

Weighted average basic common shares outstanding	174,488,296		173,813,613	174,415,232	174,109,117
Core Earnings attributable to common stockholders per weighted average basic common share outstanding	$0.51		$0.49	$1.61	$1.38
_______________

(1)	This non-cash equity compensation expense was included in Core Earnings for periods ending prior to March 31, 2017.

(2)
Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio, reserve expense for representation and warranty obligations on MSR, certain upfront costs related to securitization transactions, non-cash compensation expense related to restricted common stock, restructuring charges and transaction costs related to Granite Point’s initial public offering). As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs.

(3)
For the three months ended September 30, 2017, Core Earnings excludes our controlling interest in Granite Point’s Core Earnings and includes our share of Granite Point’s declared dividend.  We believe this presentation is the most accurate reflection of our incoming cash associated with holding shares of Granite Point common stock and assists with the understanding of the forward-looking financial presentation of the company.

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
	(unaudited)
Net Interest Income:
Interest income	$195.6	$208.6	$191.6	$179.1	$168.9
Interest expense	99.0	90.8	75.4	66.2	60.4
Net interest income	96.6	117.8	116.2	112.9	108.5
Other income:
Interest spread on interest rate swaps	(0.4)	(2.6)	(7.9)	(2.9)	(4.3)
Interest spread on other derivative instruments	2.8	3.3	3.8	4.1	3.7
Servicing income, net of amortization(1)	18.0	19.4	13.2	(0.4)	5.4
Dividend income on investment in Granite Point	10.7	—	—	—	—
Other income	1.2	1.4	1.5	1.7	1.5
Total other income	32.3	21.5	10.6	2.5	6.3
Expenses	28.8	36.9	32.0	32.3	31.2
Core Earnings before income taxes	100.1	102.4	94.8	83.1	83.6
Income tax expense (benefit)	2.0	0.5	(0.2)	(3.5)	(1.9)
Core Earnings	98.1	101.9	95.0	86.6	85.5
Core Earnings attributable to noncontrolling interest	—	0.1	—	—	—
Core Earnings attributable to Two Harbors	98.1	101.8	95.0	86.6	85.5
Dividends on Preferred Stock	8.9	4.3	—	—	—
Core Earnings attributable to common stockholders(2)	$89.2	$97.5	$95.0	$86.6	$85.5
Weighted average basic Core EPS	$0.51	$0.56	$0.54	$0.50	$0.49
________________

(1)
Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.

(2)	Please see page 13 for a definition of Core Earnings and a reconciliation of GAAP to non-GAAP financial information.